Nicor Inc.
Form 10-K
Exhibit 21.01

NICOR INC.
Subsidiary Listing
December 31, 2006

Subsidiary                    Jurisdiction
Northern Illinois Gas Company (doing business as Nicor Gas Company)        IL
Birdsall, Inc.                                                                                                                                   FL